EXHIBIT 99.1

Financial Statements of Acquired Businesses

(a)	Rio Bravo Oil LLC (An Exploration Stage Company)—Audited Financial Statements for the periods ended December 31, 2010 and 2009

(b)	Rio Bravo Oil LLC (An Exploration Stage Company)—Interim Financial Statements for the periods ended September 30, 2011 and 2010

(c)	Pan American Oil Company LLC—Interim Financial Statements for the period ended September 30, 2011

Rio Bravo Oil LLC

(An Exploration Stage Company)

Financial Statements

December 31, 2010 and 2009

Rio Bravo Oil LLC

(An Exploration Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members

of Rio Bravo Oil LLC

Houston, Texas

We have audited the accompanying balance sheets of Rio Bravo Oil LLC as of December 31, 2010 and 2009, and the related statements of operations, members’ equity, and cash flows for the year ended December 31, 2010, the period ended December 31, 2009, and the period from inception (November 20, 2009) through December 31, 2010.  Rio Bravo Oil LLC’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rio Bravo Oil LLC as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the year ended December 31, 2010, the period ended December 31, 2009, and the period from inception (November 20, 2009) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois

December 30, 2011

F-2

RIO BRAVO OIL LLC

(An Exploration Stage Company)

BALANCE SHEETS

	December 31,
	2010	2009

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,512	$-
Prepaid operator credit	-	59,322
TOTAL CURRENT ASSETS	1,512	59,322
PROPERTY AND EQUIPMENT
Unproved oil and gas properties	217,269	359,949
Furniture, fixtures and equipment	401,740	-
Accumulated depreciation	(59,887)	-
	559,122	359,949

Other assets – note receivable related party	373,100	-

TOTAL ASSETS	$933,734	$419,271

LIABILITIES AND MEMBERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$120,569	$-
Accounts payable – related party	1,322,153	-
Accrued expenses	100,000	-
Loan payable related party	29,968	-
TOTAL CURRENT LIABILITIES	1,572,690	-

NON CURRENT LIABILITIES
Asset retirement obligation	10,175	4,949

TOTAL LIABILITIES	1,582,865	4,949

Commitments and contingencies

MEMBERS’ EQUITY (DEFICIT) IN THE
EXPLORATION STAGE	(649,131)	414,322
TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$933,734	$419,271

See accompanying notes.

F-3

RIO BRAVO OIL LLC

(An Exploration Stage Company)

STATEMENTS OF OPERATIONS

		From Inception on November 20, 2009	From Inception on November 20, 2009
	Year Ended	Through	Through
	December 31,	December 31,	December 31,
	2010	2009	2010

REVENUES AND GAINS
Revenues from sale of oil and gas	$43,389	$-	$43,389
Gain on sale of partial interest in oil and gas field	992,500	-	992,500
Total revenues and gain on sale	1,035,889	-	1,035,889

OPERATING EXPENSES:
Lease operating and workover expense	99,743	-	99,743
Depreciation	59,887	-	59,887
General and administrative	157,958	-	157,958
Impairment of oil and gas interests	902,288	-	902,288
Total operating expenses	(1,219,876)	-	(1,219,876)

LOSS FROM OPERATIONS	(183,987)	-	(183,987)

OTHER INCOME AND EXPENSE
Interest income	9,100	-	9,100
Interest expense	(582)	-	(582)
Total other income	8,518	-	8,518

NET LOSS	$(175,469)	$-	$(175,469)

PRO FORMA INFORMATION (Unaudited)
Net loss	$(175,469)	$-	$(175,469)
Pro forma tax benefit	60,000	-	60,000
PRO FORMA NET LOSS	$(115,469)	$-	$(115,469)

See accompanying notes.

F-4

RIO BRAVO OIL LLC

(An Exploration Stage Company)

STATEMENTS OF CASH FLOWS

		From Inception on November 20, 2009	From Inception on November 20, 2009
	Year Ended	Through	Through
	December 31,	December 31,	December 31,
	2010	2009	2010

CASH FLOWS FROM OPERATING ACTIVITES
Net loss	$(175,469)	$-	$(175,469)
Adjustments to reconcile net loss to cash used in operations
Depreciation	59,887	-	59,887
Non cash interest income	(9,100)	-	(9,100)
Non cash interest expense	582	-	582
Gain on sale of partial interest in oil and gas field	(992,500)	-	(992,500)
Impairment of oil and gas property	902,288	-	902,288
Changes in assets and liabilities
Accounts payable	11,454	-	11,454
Accrued expenses	100,000	-	100,000

Net cash used by operations	(102,858)	-	(102,858)

CASH FLOWS FROM INVESTING ACTIVITIES
Loans to related parties	(114,000)	-	(114,000)
Capital expenditures for oil and gas property	(16,667)	-	(16,667)
Proceeds from sale of partial interest in oil and gas field	197,500	-	197,500

Cash flow provided by investing activities	66,833	-	66,833

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party loans	29,968	-	29,968
Contributions from members	7,569	-	7,569

Cash used in financing activities	37,537	-	37,537

Increase in cash and cash equivalents	1,512	0	1,512
Cash and cash equivalents, at inception of operations	-0-	-	-0-
Cash and cash equivalents, end of year	$1,512	$-	$1,512

Cash paid for interest	-	-	-
Cash paid for income taxes	-	-	-

See accompanying notes.

F-5

RIO BRAVO OIL, LLC

STATEMENT OF CHANGES IN MEMBERS' EQUITY (DEFICIT)

Members’ Equity, inception November 20, 2009	$-

Contribution of Luling-Edwards Field, November 2009	115,000
Contribution of the credit from operator of Bateman Field from excess deposit on
purchase price of Bateman Field, November 2009	59,322
Contribution of additional interest purchase Luling-Edwards Field, November 2009	240,000

Members’ equity, December 31, 2009	$414,322

Accounts payable payment made on behalf of Company, February 2011	4,447
Distributions to members, April 2010	(900,000)
Cash contribution from member, June 2010	7,569
Net loss	(175,469)

Members’ deficit, December 31, 2010	$(649,131)

See accompanying notes.

F-6

NOTE 1 - DESCRIPTION OF BUSINESS AND LIQUIDITY

These financial statements include the accounts of Rio Bravo Oil LLC (the “Company”), a Texas limited Liability Corporation, which was formed on November 20, 2009 and based in Houston, Texas. From inception to March, 2010 the Company had no operations. The Company is engaged in the business of investing in oil and gas properties in Bastrop, Caldwell and Guadalupe counties in Texas. The Company is a passive investor and does not operate these properties.

In the year ended December 31, 2010, the Company’s revenues from its operations did not cover the costs of its operations and it incurred a net loss of $175,469. At December 31, 2010 the Company had unrestricted cash and cash equivalents available for general corporate use of approximately $1,500. In 2010 the Company experienced a net cash outflow from operations of approximately $103,000. The wells currently producing do not produce enough commercially available quantities of oil and or gas to produce sufficient working capital for its current operations. We currently do not have sufficient cash on hand to support our operations through to the end of 2011. In order to fund our planned capital expenditure program and to continue our operations, we need to raise substantial funds. As noted elsewhere we are pursuing raising additional funds through private placements of our equity or debt securities. As a result the Company may have to delay or suspend its capital expenditure plans and possibly make cutbacks in its operations. There are no assurances the Company could raise additional sources of equity financing or debt financing (see Note 9).

The Company’s ability to continue as a going concern is dependent upon raising capital through debt and equity financing on terms desirable to the Company. There can be no assurance of our success in raising these funds or raising additional funds on terms acceptable to us. If the Company is unable to obtain additional funds when they are required or if the funds cannot be obtained on terms favorable to the Company, management will be required to delay, scale back or eliminate its well development program or even be required to relinquish its interest in the properties or in the extreme situation, cease operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been prepared on a going concern basis, which contemplates the realization of assets and the stratification of liabilities in the normal course of business.

Use of Estimates

The preparation of the Company’s financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Management believes that the following material estimates affecting the financial statements could significantly change in the coming year.

The most significant estimates pertain to proved oil and natural gas reserves and related cash flow estimates used in impairment tests of long-lived assets, and estimates of future development, dismantlement and abandonment costs. Certain of these estimates require assumptions regarding future costs and expenses and future production rates. Actual results could differ from those estimates.

The Company’s revenue, profitability and future growth are substantially dependent upon the prevailing and future prices for oil and natural gas, which are dependent upon numerous factors beyond the Company’s control such as economic, political and regulatory developments and competition from other energy sources. The energy markets have historically been very volatile and there can be no assurance that oil and natural gas prices will not be subject to wide fluctuations in the future. A substantial or extended decline in oil and natural gas prices could have a material adverse effect on the Company’s financial position, results of operations, cash flows and quantities of oil and natural gas reserves that may be economically produced.

F-7

Estimates of oil and natural gas reserves and their values, future production rats and future costs and expenses are inherently uncertain for numerous reasons, including many factors beyond the Company’s control. Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of data available and of engineering and geological interpretation and judgment. In addition, estimates of reserves may be revised based on actual production, results of subsequent exploration and development activities, prevailing commodity prices, operating cost and other factors. These revisions may be material and could materially affect future depletion, depreciation and amortization expense, dismantlement and abandonment costs, and impairment expense.

Exploration Stage Enterprise

The Company has been devoting most of its efforts to exploring for and developing its oil and gas assets and, consequently, meets the definition of An Exploration Stage Enterprise, under the Accounting Standards Codification “Accounting and Reporting for Development Stage Enterprises.” Certain additional financial information is required to be included in the financial statements for the period from inception of the Company to the current balance sheet date.

Cash and cash equivalents

The Company considers all highly liquid instruments with original maturity of less than 90 days to be cash equivalents.

Furniture, Fixtures & Equipment

Property and equipment are stated at cost less accumulated depreciation and are depreciated using the straight-line method over the assets’ estimated useful lives. Principal useful lives are as follows:

Oil field equipment	7 years

Normal maintenance and repairs for property and equipment are charged to expense as incurred, while significant improvements are capitalized.

In accordance with authoritative guidance on accounting for the impairment or disposal of long-lived assets, as set forth in Topic 360 of the Accounting Standards Codificationtm (the “Codification”) implemented by the Financial Accounting Standards Board (the “FASB”), the Company assesses the recoverability of the carrying value of its non-oil and gas long-lived assets when events occur that indicate an impairment in value may exist. An impairment loss is indicated if the sum of the expected undiscounted future net cash flows is less than the carrying amount of the assets. If this occurs, an impairment loss is recognized for the amount by which the carrying amount of the assets exceeds the estimated fair value of the asset.

Oil and Gas Properties

The Company follows the full cost method of accounting for oil and natural gas operations. Under this method all productive and nonproductive costs incurred in connection with the acquisition, exploration, and development of oil and natural gas reserves are capitalized on a country-by-country basis into an individual country “cost pool.” No gains or losses are recognized upon the sale or other disposition of oil and natural gas properties except in transactions that would significantly alter the relationship between capitalized costs and proved reserves. The costs of unevaluated oil and natural gas properties are excluded from the amortizable base until the time that either proven reserves are found or it has been determined that such properties are impaired. As properties become evaluated, the related costs are transferred to the proved oil and natural gas properties cost pool using full cost accounting.

Under the full cost method, the net book value of oil and natural gas properties, less related deferred income taxes, may not exceed the estimated after-tax future net revenues from proved oil and natural gas properties, discounted at 10% (the “Ceiling Limitation”). In arriving at estimated future net revenues, estimated lease operating expenses, development costs, and certain production-related and ad valorem taxes are deducted. In calculating future net revenues, prices and costs are held constant indefinitely, except for changes that are fixed and determinable by existing contracts. Prices are determined using a simple arithmetic average of the first day of each month during the current period. The net book value is compared to the Ceiling Limitation on a quarterly and yearly basis. The excess, if any, of the net book value above the Ceiling Limitation is charged to expense in the period in which it occurs and is not subsequently reinstated.

F-8

Unit-of-production depletion is applied to capitalized costs of the full cost pool. Unit-of-production rates are based on the amount of proved reserves (both developed and undeveloped) of oil, gas and other minerals that are estimated to be recoverable from existing facilities using current operating methods. The costs of investments in unproved properties and portions of costs associated with major development projects are excluded from the depreciation, depletion and amortization calculation until the project is evaluated.

Unproved property costs include leasehold costs, seismic costs and other costs incurred during the exploration phase. In areas where proved reserves are established, significant unproved properties are evaluated periodically, but not less than annually, for impairment. If a reduction in value has occurred, these property costs are considered impaired and are transferred to the related full cost pool. Unproved properties whose acquisition costs are not individually significant are aggregated, and the portion of such costs estimated to be ultimately nonproductive, based on experience, is amortized to the full cost pool over an average holding period.

As of December 31, 2010 and 2009 and for the period then ended, the Company operated only in the United States.

Revenue Recognition

Revenues are recognized when hydrocarbons have been delivered, the customer has taken title and payment is reasonably assured.

Taxes Associated with Revenue Producing Transactions

The Company reports taxes assessed by state, local and U.S. federal governmental authorities from the production and sale of hydrocarbons on a line item under operating expenses.

Income Taxes

The Company follows the guidance of FASC 740 Income Taxes, Accounting for Uncertainty in Income Taxes, which prescribes a comprehensive model for how a company should measure, recognize, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on income tax returns.

The Company recognizes the tax benefits from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination. The tax benefits recognized in the financial statements from such positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of December 31, 2010, the Company has not taken any uncertain tax positions.

The Company is taxed as a Partnership under the provisions of the Internal Revenue Code. Consequently, the members of the Company are taxed as Partners under the provisions of the Internal Revenue Code. Therefore, no provision or liability for federal income taxes has been included in the financial statements. In addition, the state that the Company operated within during the period, Texas, does not have an income tax on the production and sale of hydrocarbons, and instead utilizes a franchise tax. Based on this, the Company has not recorded any current or deferred income taxes for the year ended December 31, 2010.

Pro Forma Financial Information

As discussed in Note 1, Rio Bravo, LLC was originally organized in the form of a Limited Liability Company. Pursuant to Securities and Exchange Commission Staff Guidance, pro forma information on the face of the income statement has been presented which reflects the impact as if the Company changed capital structure at the commencement of operations on January 1, 2010 and was therefore subject to income taxes. This presentation reflects the Company generating current deferred tax liability for earnings during the period presented and having the common shares outstanding that were given as consideration for the merger.

Major Customers

The Company has sold oil and gas production representing more than 10% of its oil and gas revenues to one purchaser.

F-9

Asset Retirement Obligations

The Company provides for future asset retirement obligations on its resource properties and facilities based on estimates established by current legislation and industry practices. The asset retirement obligation is initially measured at fair value and capitalized as an asset retirement cost that is amortized on a straight line 15 year basis. The obligation is accreted through interest expense until it is expensed and/or settled. The fair value of the obligation is estimated based on recent operations in the area and is then accreted using an expected inflation rate for oil field service costs. The Company recognizes revisions to either the timing or amount of the original estimate as increases or decreases to the asset retirement obligation.

The significant assumptions used to develop the expected liability during the period are as follows:

Average cost to remediate individual well sites: $4,000 - $7,000 (net to our interest)

Average gross salvage value expected from individual well sites remediated: $0 (net)

Expected inflation rate for oil field service costs: 5%

Risk weighted cost of credit: 8%

Average time to abandonment: 20 years

Actual retirement costs will be recorded against the obligation when incurred. Any difference between the recorded asset retirement obligation and the actual retirement costs incurred is recorded as a gain or loss in the settlement period.

	2010	2009

Beginning balance	$4,949	$-
Liabilities incurred	4,644	4,949
Liabilities settled	-	-
Accretion expense	582	-
Balance at December 31	$10,175	$4,949

Accretion expense is recorded as interest expense in the financial statements.

Concentrations

Upon acquisition of oil and gas field interests, the Company also becomes party to joint operating agreements (“JOS’s”) that define the rights and responsibilities of third party operators and passive interest holders. Under the JOA, the third party operator is responsible for acquiring customers to sell the oil and gas produced and to either performing or contracting out to other third parties to perform services necessary to continue and maintain undeveloped acreage.

Concentrations of Market Risk

The future results of the Company’s oil and natural gas operations will be affected by the market prices of oil and natural gas. The availability of a ready market for oil and natural gas products in the future will depend on numerous factors beyond the control of the Company, including weather, imports, marketing of competitive fuels, proximity and capacity of oil and natural gas pipelines and other transportation facilities, any oversupply or undersupply of oil, natural gas and liquid products, the regulatory environment, the economic environment, and other regional and political events, none of which can be predicted with certainty.

The Company operates in the exploration, development and production sector of the oil and gas industry. While certain of these customers and joint venture partners are affected by periodic downturns in the economy in general or in their specific segment of the oil and natural gas industry, the Company believes that its level of credit-related losses due to such economic fluctuations has been and will continue to be immaterial to the Company’s results of operations over the long-term.

F-10

Fair Value

As defined in the authoritative guidance, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date ("exit price"). To estimate fair value, the Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated or generally unobservable.

The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities ("Level 1" measurements) and the lowest priority to unobservable inputs ("Level 3" measurements). The three levels of the fair value hierarchy are as follows:

Level 1 -- Observable inputs such as quoted prices in active markets at the measurement date for identical, unrestricted assets or liabilities.

Level 2 -- Other inputs that are observable, directly or indirectly, such as quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 -- Unobservable inputs for which there is little or no market data and which the Company makes its own assumptions about how market participants would price the assets and liabilities.

In instances in which multiple levels of inputs are used to measure fair value, hierarchy classification is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

	Fair Value	Level 1	Level 2	Level 3
Asset retirement obligation	$ 10,175	--	--	$ 10,175

Recent Accounting Pronouncements

In January 2010, the FASB issued an update to the Oil and Gas Topic, which aligns the oil and natural gas reserve estimation and disclosure requirements with the requirements in the SEC’s final rule, Modernization of the Oil and Gas Reporting Requirements. The final rule was issued on December 31, 2008. The final rule is intended to provide investors with a more meaningful and comprehensive understanding of oil and natural gas reserves, which should help investors evaluate value of oil and natural gas companies.

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures About Fair Value Measurements” (“ASU 201 0-06”). ASU 2010-06 includes new disclosures related to fair value measurements, including transfers in and out of Levels 1 and 2 and information about purchases, sales issuances and settlements for Level 3 fair value measurements. This update also clarifies existing disclosure requirements relating to levels of disaggregation and disclosures of inputs and valuation techniques. ASU 2010-06 was effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim period within those fiscal years. The Company adopted ASU 2010-06 upon issuance and such adoption did not have a material impact on the Company’s financial statements.

In December 2010, the FASB issued an accounting standard update 2010-29 that addresses the disclosure of supplementary pro forma information for business combinations. This update clarifies that when public entities are required to disclose pro forma information for business combinations that occurred in the current reporting period, the pro forma information should be presented as if the business combination occurred as of the beginning of the previous fiscal year when comparative financial statements are presented. This update is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. The Company expects the adoption of this standard will not have a material effect on its results of operation or its financial position.

F-11

NOTE 3 - PROPERTY AND EQUIPMENT

OIL AND GAS PROPERTIES

Oil and gas properties consisted of the following as of December 31,:

	2010	2009

Proved properties	$-	$-
Unproved properties	1,119,557	359,949
	1,119,557	359,949
Accumulated depletion, depreciation and impairment	(902,288)	-
	$217,269	$359,949

In November 2009, the Members of the Company contributed two separate leaseholds to the Company. The Company has recorded these leaseholds at the original cost basis of the members. The two separate leaseholds are the Bateman leaseholds and the Luling-Edwards leaseholds.

Luling Edwards Field– Caldwell and Guadalupe County, Texas

This field consists of approximately 4,500 gross acres (2,143 acres net). The original acquisition price of this property by the members of the Company was approximately $355,000 and the Company acquired an approximate 100% working interest and 66% net revenue interest in the leases on the field. In December 2009 through March 2010, before commencement of operations, the Company sold a partial interest in the field to three unrelated third parties. The total sales price was $1,397,500 and the Company sold 73.33% working interest and approximately 43.13% net revenue interest to the buyers and retained an approximate 26.67% working interest and 22.88% net revenue interest in the leases on the field. Because the sales price was in excess of the basis in the entire field and no reserves had yet been discovered, the field basis was reduced to zero and the remainder was recorded as a gain on the statement of operations. At the time the leasehold was contributed to the Company, no wells had yet been drilled. In March 2010, the first exploratory well program was commenced, which consisted of three horizontal wells and one salt water disposal well. All three horizontal wells were found to be dry holes. The third party operator and the Company consulted with engineers and other professionals who have been involved in successful programs on adjacent properties and they indicated that the drilling locations were not optimal in relation to the producing structures on the field. The Company determined that as of December 31, 2010 the wells drilled were to be abandoned and fully impaired the unrecoverable costs, which amounted to $852,288. The operator salvaged certain equipment to be used in the updated 2011 drilling program that would incorporate the information provided by the engineers. At December 31, 2010 those costs have been transferred to furniture, fixtures and equipment. The unproved property balance as of December 31, 2010 of $4,251 consists entirely of the asset retirement obligation associated with the abandoned wells.

Bateman Field – Bastrop and Caldwell County, Texas

This field consists of approximately 1,320 gross acres (149 acres net). The field was purchased by the members of the Company and with Chalker Energy Partners III, LP, on a 50/50 basis, which also became the operator of the field. The Company acquired a 50% working interest and approximate 37.5% net revenue interest in the field leases. The members of the Company paid an initial deposit of $625,000 to Chalker Energy Partners III, LP, who controlled the payments to the seller, towards the purchase price. The final acquisition price of this property by the members of the Company was approximately $566,000, with a further $50,000 in acquisition related costs incurred directly by the Company. Prior to the contribution of the field, the members sold a partial interest to an unrelated third party. The sale price was in excess of the entire field acquisition cost, which resulted in the field being contributed at zero cost. The Company after the sale retained an approximate 3.345% working interest and 2.5% net revenue interest in the leases in the field. At the time the leasehold was contributed to the Company, the leasehold had approximately 63 wells, all of which had been shut in for several years prior to the field’s contribution to the Company.

F-12

Subsequent to the sale, in March, 2010, the Company and Chalker Energy Partners III, LP entered into a second purchase agreement to acquire the 20% covered working interest retained by an unrelated third party. The purchase price was $325,000, of which the Company was responsible for 50%, and resulted in the Company increasing its net revenue interest in the leases of the field to approximately 12.5%. During 2010, the operator commenced work over operations to re-establish production on 63 wells. During the third and fourth quarter of 2010, limited production was restarted on 63 of the wells. The production amount from the initial workovers was not sufficient to establish proved reserves as of December 31, 2010. In the fourth quarter of 2010 the operator commenced a separate drilling program to drill 5 shallow wells. All wells were still in the drilling phase as of December 31, 2010. The operator put completion operations on hold in the first quarter of 2011 awaiting the availability of fracturing services for the wells, which work commenced in November 2011. The costs incurred as of December 31, 2010 of $45,176 was held as unproved property. As of December 31, 2010 total unproved property costs amounted to $213,018, which includes $5,342 for the cost of the asset retirement obligation in connection with the wells.

Fentress Field – Caldwell County Texas

On March 1, 2010, the Company, through an entity controlled by one of its members, entered into an initial agreement to purchase an area of mutual interest covering oil and gas leases in Caldwell County, Texas. The purchase price of the leases was $350 per acre delivered. The initial agreement required an upfront non-refundable deposit of $50,000 and closing of a definitive agreement by March 31, 2010. The Company was unable to come to a final agreement and has fully impaired the cost of the non-refundable deposit.

NOTE 4 - FURNITURE, FIXTURES AND EQUIPMENT

	2010	2009

Salvaged equipment from Luling Edwards exploration	$401,740	$-
Accumulated depreciation	(59,887)	-
	$341,853	$-

Depreciation expense for the year ended December 31, 2010 was $59,887. There was no depreciation expense for the period from inception on November 20, 2009 through December 31, 2009.

NOTE 5 - NOTES RECEIVABLE

During 2010 the Company advanced $330,000 in cash from proceeds of the sale of the partial interest in the Luling-Edwards Field (see Note 3) and paid legal expenses of $34,000 to Eagle Ford Oil Company, LLC, an entity related through common ownership. The advances are unsecured, non-interest bearing and are due on demand. The Company has imputed $9,100 of interest income as of December 31, 2010 based on 5% interest rate.

NOTE 6 - RELATED PARTY TRANSACTIONS

Mark A. Bush Oil & Gas, Inc. (“MAB”) is related to the Company by common ownership and management. MAB is the operator of the Luling Edwards properties. At December 31, 2010, the amount due MAB was $1,322,153.

The Company was advanced $29,968 from SouthOil, Inc., an entity controlled by common ownership. The advance is non-interest bearing, unsecured and due on demand. The Company has not imputed any interest due to the immaterial amount that would be recorded.

NOTE 7 - MEMBERS’ DEFICIT

The members’ deficit reflects original investments of non-producing properties, cash and payment of liabilities directly by the members on behalf of the Company of $426,337 since inception. There were two distributions totaling $900,000 to the members during the period.

F-13

NOTE 8 - COMMITMENTS AND CONTINGENCIES

General

There have been significant changes in the U.S. economy, oil and gas prices and the finance industry which have adversely affected and may continue to adversely affect the Company in its attempt to obtain financing or in its process to produce commercially feasible gas exploration or production.

Federal, state and local authorities regulate the oil and gas industry. In particular, gas and oil production operations and economies are affected by environmental protection statutes, tax statutes and other laws and regulations relating to the petroleum industry, as well as changes in such laws, changing administrative regulations and the interpretations and application of such laws, rules and regulations. The Company believes it is in compliance with all federal, state and local laws, regulations, and orders applicable to the Company and its properties and operations, the violation of which would have a material adverse effect on the Company or its financial condition.

Operating Hazards and Insurance

The gas and oil business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formation, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties, and suspension of operations.

The Company is a passive working and net revenue interest owner and operator in the oil and gas industry. As such, the Company to date has not acquired its own insurance coverage over its passive interests in the properties; instead the Company has relied on the third party operators for its properties to maintain insurance to cover its operations.

There can be no assurance that insurance, if any, will be adequate to cover any losses or exposure to liability. Although the Company believes the policies obtained by the third party operators provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the prospect.

Title to Properties

The Company’s practice has been to acquire or have its members contribute ownership or leasehold rights to oil and natural gas properties from third parties. The Company’s existing rights are dependent on those previous third parties having obtained valid title to the properties. Prior to the commencement of oil or gas drilling operations on those properties, the third parties customarily conduct a title examination. The Company generally does not conduct examinations of title prior to obtaining its interests in its operations, but rely on representations from the third parties that they have good, valid and enforceable title to the oil and gas properties. Based upon the foregoing, the Company believes it has satisfactory title to their producing properties in accordance with customary practices in the oil and gas industry. The Company is not aware of any title deficiencies as of the date of these financial statements.

Potential Loss of Oil and Gas Interests/Cash Calls

The Company has agreed to be bound by the existing joint operating agreements with various operators for the drilling of oil and gas properties, and still owes certain operator payments on drilling wells. In addition, the Company might be subject to future cash calls due to (1) the drilling of any new well or wells on drilling sites; (2) rework or recompletion of a well; and (3) deepening or plugging back of dry holes, etc. If the Company does not pay delinquent amounts due or its share of future authorization for expenditures invoices, it may forfeit all of its rights in certain of its interests on the applicable prospects and any related profits. If one or more of the other members of the prospects fail to pay their share of the prospect costs, the Company may need to pay additional funds to protect its investments.

F-14

NOTE 9 - NON CASH DISCLOSURES NOT MADE ELSEWHERE

The members paid for some expenditures and/or received monies on behalf of the Company or through accounts of other entities controlled by them and therefore certain of these transactions are properly excluded from the cash flow statements.

As disclosed in Note 3, the members of the Company paid $625,000 on deposit for the acquisition of the Bateman field, with final closing costs apportioned to them of only $565,678. Subsequently in 2009 upon contribution of the field to the Company, the members also contributed the $59,322 prepaid operator credit with Chalker Energy Partners III, LP which was reflected on the balance sheet. This operator credit was utilized in 2010.

The purchase price of the covered working interest in the Bateman field described in Note 3 of $162,500 was originally recorded in the accounts payable to Chalker Energy Partners III, LP.

The Luling Edwards field cost of $355,000 was paid by the members as described in Note 3 and was contributed by the members to the Company in 2009.

Of the $1,397,500 of proceeds from the partial sale of the Luling-Edwards Field in March 2010 described in Note 3, $1,200,000 was deposited into checking accounts of entities controlled by members of the Company. Those entities paid out $900,000 of distributions to the members (see Note 7), paid $250,000 as an advance to Eagle Ford Oil Company (see Note 5), and paid the finders fee for the Bateman Field acquisition (see Note 3).

Exploratory well costs of $930,797 and oil field equipment costs of $401,740 were initially recorded in accounts payable.

The Company recorded asset retirement obligations of $9,593 for the Luling Edwards and Bateman Fields.

NOTE 10 - SUBSEQUENT EVENTS

The Company has assessed its subsequent events through December 30, 2011.

In November and December 2011, the operator completed operations on two Bateman wells started in 2010. Four of the five wells went on test production and the Company will report proved reserves for this field as of December 31, 2011. The fifth well is awaiting determination of whether to proceed with additional re-completion efforts.

In March 2011, the Company received a promissory note in the amount of $364,000 for the advances made to Eagle Ford Oil Co, Inc. during 2010. The promissory note bears an interest rate of 5% per annum and matures on September 15, 2012.

In July 2011, the Company entered into an agreement to sell all of the rights, interest and obligations associated with the Luling Edwards Field for approximately $1.5 million and which was to close by November 30, 2011 to Pan American Oil Co., Inc., (“Pan American”). Subsequently the Company and Pan American entered into a verbal agreement to amend the sale to extend the closing until such time as Pan American had fully funded the amended purchase price, and to include the Bateman Field assets and to increase the purchase price to $1.7 million in cash and $3 million in preferred equity. Pan American is essentially a private shell company with no operations of its own other than raising capital and purchasing certain oil and gas assets. During 2011, in anticipation of closing the transaction, Pan American advanced to the Company approximately $751,000 which was paid to MAB to reduce the outstanding balance due for the 2010 drilling program.

F-15

In addition, in November, 2011, Pan American entered into an agreement to acquire 80% of the Eagle Ford Oil Co., Inc.’s interest in its oil and gas leases. The agreement is contingent upon Pan American funding the entire purchase price, which is expected to occur in the first quarter of 2012.

Pan American is currently in negotiations with certain publicly traded shell companies to affect a reverse merger and become a public company engaged in the oil and gas exploration and development field with the assets acquired from the Company and Eagle Ford Oil Co., Inc. The Company expects that Pan American will complete a transaction to be acquired by a public shell company in the first quarter of 2012.

Efforts to begin the new Luling Edwards drilling program were temporarily suspended during the fourth quarter of 2011 pending completion of the Pan American transaction. The Company expects the operator to begin work on the program in the first quarter of 2012.

In 2011, the Company was advanced $23,339 by SouthOil, Inc.

In 2011, the Company advanced $7,500 to Eagle Ford Oil Co., Inc. and Eagle Ford Oil Co., Inc. repaid $78,000 in prior advances.

NOTE 11 - SUPPLEMENTAL OIL AND GAS DISCLOSURE (unaudited)

ESTIMATED NET QUANTITIES OF OIL AND GAS RESERVES (unaudited)

Users of this information should be aware that the process of estimating quantities of “proved” and “proved developed” natural gas and crude oil reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. Consequently, material revisions to existing reserve estimates occur from time to time. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the significance of the subjective decisions required and variances in available data for various reservoirs make these estimates generally less precise than other estimates presented in connection with financial statements.

Proved oil and gas reserves are those quantities of natural gas, crude oil and condensate, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations prior to the time at which contacts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the Company must be reasonably certain that it will commence the project within a reasonable time.

Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and under existing economic and operating conditions.

Oil and Gas Reserves

The following tables set forth our net proved oil and gas reserves, including the changes therein, and net proved developed reserves at December 31, 2010.

F-16

Net proved Developed and Undeveloped Reserves (in millions of cubic feet “MMCF”) of natural gas and (thousands of barrels “Mbbl”) of oil:

	Natural Gas	Oil
	(unaudited)	(unaudited)
Inception	-	-
Purchase of properties	-	-
Revisions of previous estimates	-	-
Extension, discoveries, other estimates	-	-
Production	-	-
Disposition of properties	-	-
December 31, 2010	-	-

Net proved oil and gas reserves consisted of the following at December 31, 2010 and 2009:

	Natural Gas	Oil
	Volumes	Volumes
	MMCF	Mbbl
	(unaudited)	(unaudited)
Proved developed producing	-	-
Proved undeveloped	-	-
Total proven	-	-

Results of operations for oil and gas producing activities for the year ended December 31, 2010 and for the period from inception on November 20, 2009 through December 31, 2009:

	2010	2009
	(unaudited)

Revenue	$43,389	$-
Operating expenses (lifting costs and workover expenses)	(99,743)	-
Depletion and depreciation	(59,887)	-
Impairment of oil and gas properties	(902,288)	-
Operating loss	(1,018,529)	-
Income tax provision	-	-
Results of operations for oil and gas properties	$(1,018,529)	$-

Cost incurred for oil and gas property acquisition, exploration and development:

Activities	2010	2009
	(unaudited)
Property acquisition
Unproved(1)	$577,093	$359,949
Proved	-	-
Exploration(2)	944,504
Development	-	-
		-
Total costs incurred	$1,521,597	$359,949

(1)	The Company has included $355,000 for the cost basis of the Luling-Edwards Field and $50,000 of the down payment for the Fentress Property.
(2)	This includes costs impaired of $852,288.

F-17

Aggregate capitalized costs

Capitalized costs relating to oil and gas activities are as follows:

	December 31,
	2010	2009
	(unaudited)

Proved	$-	$-
Unproved	1,119,857	359,949
Total capitalized costs	1,119,857	359,949
Accumulated depletion, depreciation and impairment	(902,588)	-

Net capitalized costs	$217,269	$359,949

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES — (unaudited)

The following information has been developed utilizing procedures prescribed by FASC Topic 932 and based on crude oil reserve and production volumes estimated by the Company’s engineering staff. It may be useful for certain comparative purposes, but should not be solely relied upon in evaluating the Company or its performance. Further, information contained in the following table should not be considered as representative of realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flows be viewed as representative of the current value of the Company.

The Company believes that the following factors should be taken into account in reviewing the following information: (1) future costs and selling prices will probably differ from those required to be used in these calculations; (2) actual rates of production achieved in future years may vary significantly from the rate of production assumed in the calculations; (3) selection of a 10% discount rate is arbitrary and may not be reasonable as a measure of the relative risk inherent in realizing future net oil and gas revenues; and (4) future net revenues may be subject to different rates of income taxation.

Under the Standardized Measure, future cash inflows were estimated by applying the average first day price for each month during the period adjusted for fixed and determinable escalations to the estimated future production of period-end proven reserves. Future cash inflows were reduced by estimated future development, abandonment and production costs based on period-end costs in order to arrive at net cash flow before tax. Future income tax expenses have been computed by applying period-end statutory tax rates to aggregate future pre-tax net cash flows, reduced by the tax basis of the properties involved and tax carryforwards. Use of a 10% discount rate is required by FASC Topic 932.

Management does not rely solely upon the following information in making investment and operating decisions. Such decisions are based upon a wide range of factors, including estimates of probable as well as proven reserves and varying price and cost assumptions considered more representative of a range of possible economic conditions that may be anticipated.

Standardized measure of discounted future net cash flows relating to proved oil and gas reserves

The standardized measure of discounted future net cash flows relating to proved oil and gas reserves for the Company is as follows:

F-18

December 31,
	2010	2009
(in thousands)
(unaudited)

Future cash inflows	$-	$-
Less related future:
Production costs	-	-
Development costs	-	-
Future net cash flows before income taxes	-	-
Future income taxes	-	-
Future net cash flows	-	-
10% annual discount for estimating timing of cash flows	-	-

Standardized measure of discounted future net cash flows	$-	$-

A summary of the changes in the standardized measure of discounted future net cash flows applicable to proved oil and gas reserves is as follows:

December 31,
	2010	2009
(in thousands)
(unaudited)
Net changes in sales and transfer prices and in production
(lifting) costs related to future production	$-	$-
Changes in estimated future development costs	-	-
Sales and transfers of oil and gas produced during the period	-	-
Net change due to extensions, discoveries and improved
recovery	-	-
Net change due to purchases and sales of minerals in place	-	-
Net change due to revisions in quantity estimates	-	-
Previously estimated development costs incurred during the
period	-	-
Accretion of discount	-	-
Other – unspecified	-	-
Net change in income taxes	-	-

Aggregate change in the standardized measure of discounted
net cash flows for the year	$-	$-

F-19

Rio Bravo Oil LLC

(An Exploration Stage Company)

Financial Statements

September 30, 2011 and 2010

Rio Bravo Oil LLC

(An Exploration Stage Company)

F-20

F-21

RIO BRAVO OIL LLC

(An Exploration stage Company)

CONDENSED BALANCE SHEETS - Unaudited

SEPTEMBER 30, 2011 and DECEMBER 31, 2010

	2011	2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,512	$1,512
TOTAL CURRENT ASSETS	1,512	1,512

PROPERTY AND EQUIPMENT
Unproven Oil and Gas properties	253,212	217,269
Furniture, fixtures and equipment	481,572	401,740
Accumulated depreciation	(126,628)	(59,887)
	608,156	559,122

Other assets – Note receivable related party	394,350	373,100

	$1,004,018	$933,734

LIABILITIES AND MEMBERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$47,636	$120,569
Accounts payable – related party	1,140,405	1,322,153
Accrued expenses	150,000	100,000
Loan payable related party	424,777	29,968
TOTAL CURRENT LIABILITIES	1,762,818	1,572,690

NON CURRENT LIABILITIES
Asset retirement obligation	10,785	10,175

TOTAL LIABILITIES	1,773,603	1,582,865

Commitments and contingencies

MEMBERS’ DEFICIT IN THE EXPLORATION STAGE	(769,585)	(649,131)
TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$1,004,018	$933,734

See accompanying notes.

F-1

RIO BRAVO OIL LLC

(An Exploration Stage Company)

CONDENSED STATEMENT OF OPERATIONS

			From
			Inception on
			November 20,
	Nine Months Ended		2009 Through
	September 30,		September 30,
	2011	2010	2011
REVENUES AND GAINS
Revenues from sale of Oil and Gas	$132,586	$19,623	$175,975
Gain on Sale of partial interest in oil and gas field	--	992,500	992,500
	132,586	1,012,123	1,168,475

OPERATING EXPENSES:
Lease Operating and workover expense	24,050	90,543	123,793
Depreciation	66,741	43,269	126,628
General and administrative	51,780	125,158	209,738
Impairment of oil and gas interest	123,608	716,305	1,025,896
Total Operating expenses	(266,179)	(975,275)	(1,486,055)

INCOME (LOSS) FROM OPERATIONS	(133,593)	36,848	(317,580)

OTHER INCOME AND EXPENSE

Interest income	13,750	6,825	22,850
Interest expense	(610)	(437)	(1,192)
Total Other Income	13,140	6,388	21,658

NET GAIN (LOSS)	(120,453)	43,236	(295,922)

PRO FORMA INFORMATION (Unaudited)
Net Gain (Loss)	(120,453)	43,236

Pro forma tax benefit (expense)	30,000	(6,500)

Pro Forma Net Gain (Loss)	$(90,453)	$36,736	$

See accompanying notes.

F-2

RIO BRAVO OIL LLC

(An Exploration Stage Company)

CONDENSED STATEMENT OF CASH FLOWS - Unaudited

			From
			Inception on
			November 20,
	Nine Months Ended		2009 Through
	September 30,		September 30,
	2011	2010	2011
CASH FLOWS FROM OPERATING ACTIVITES
Net Gain (Loss)	$(120,453)	$43,236	$(295,922)

Adjustments to reconcile net loss to cash used in operations
Depreciation	66,741	43,269	126,628
Non cash interest income	(13,750)	(6,825)	(22,850)
Non cash interest expense	610	437	1,192
Gain on sale of partial interest in oil and gas field	--	(992,500)	(992,500)
Impairment of oil and gas property	123,608	716,305	1,025,896
Changes in assets and liabilities
(Decrease) Increase in Accounts Payable	(106,756)	79,787	(95,302)
Increase in Accrued Expenses	50,000	75,000	150,000

Net cash used in operations	--	(41,291)	(102,858)
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from the sale of partial interest
in oil and gas field	--	197,500	197,500
Capital expenditures for oil and gas properties	(15,838)	--	(32,505)
Loans to related parties	(7,500)	(95,700)	(121,500)

Cash flows (used in) provided by investing activities	(23,338)	101,800	43,495
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from advances – related party	23,338	--	53,306
cash contributed by member		7,569	7,569
Cash provided by financing activities	23,338	7,569	60,875

Increase (Decrease) in cash and cash equivalents	--	68,078	1,512

Cash and cash equivalents, at beginning of period	1,512	-0-	-0-

Cash and cash equivalents, end of period	$1,512	$68,078	$1,512

Cash paid for
Interest	--	--	--
Taxes	--	--	--

See accompanying notes.

F-3

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

These financial statements include the accounts of Rio Bravo Oil LLC (the “Company”), a Texas limited Liability Company, which was formed November 20, 2009 and based in Houston, Texas. From inception to March, 2010 the Company had no operations. The Company is engaged in the business of investing in oil and gas properties producing properties in Caldwell and Guadalupe counties in Texas. The Company is a passive investor and does not operate these properties

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The interim condensed financial statements and notes thereto of the Company have been prepared by management without audit pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. In the opinion of management, the condensed interim financial statements include all adjustments, consisting of normal recurring adjustments, as necessary for a fair statement of the results for the interim period. Although management believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including a description of significant accounting policies normally included in the financial statements prepared in accordance with accounting principles generally accepted in the U.S., have been condensed or omitted pursuant to such rules and regulations. The accompanying condensed interim financial statements should be read in conjunction with the financial statements and notes thereto included in in this Form 8-K for the year ended December 31, 2010. All amounts are in U.S. dollars. The results of operations for interim periods are not necessarily indicative of the results for any subsequent quarter or the entire fiscal year ending December 31, 2011.

NOTE 2 – GOING CONCERN

In the nine months ended September 30, 2011 and 2010, the Company’s revenues from its operations did not cover the costs of its operations. At September 30, 2011 the Company had unrestricted cash and cash equivalents available for general corporate use of approximately $1,500. The wells currently producing do not produce enough commercially available quantities of oil and or gas and thus the Company will not be able to produce sufficient working capital from its current operations and may have to delay or suspend its capital expenditure plans and possibly make cutbacks in its operations. There are no assurances the Company could raise additional sources of equity financing or debt financing. Consequently, the aforementioned items raise substantial doubt about the Company’s ability to continue as a going concern.

We currently do not have sufficient cash on hand to support our operations into 2012. In order to fund our planned capital expenditure program and to continue our operations, we need to raise substantial funds. As noted elsewhere we are pursuing raising additional funds through private placements of our equity or debt securities.

The Company’s ability to continue as a going concern is dependent upon raising capital through debt and equity financing on terms desirable to the Company. If the Company is unable to obtain additional funds when they are required or if the funds cannot be obtained on terms favorable to the Company, management will be required to delay, scale back or eliminate its well development program or even be required to relinquish its interest in the properties or in the extreme situation, cease operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The most significant estimates pertain to proved oil and natural gas reserves and related cash flow estimates used in impairment tests of long-lived assets, estimates of future development, dismantlement and abandonment costs. Certain of these estimates require assumptions regarding future costs and expenses and future production rates. Actual results could differ from those estimates.

The Company’s revenue, profitability and future growth are substantially dependent upon the prevailing and future prices for oil and natural gas, which are dependent upon numerous factors beyond their control such as economic, political and regulatory developments and competition from other energy sources. The energy markets have historically been very volatile and there can be no assurance that oil and natural gas prices will not be subject to wide fluctuations in the future. A substantial or extended decline in oil and natural gas prices could have a material adverse effect on the Company’s financial position, results of operations, cash flows and quantities of oil and natural gas reserves that may be economically produced.

F-4

Estimates of oil and natural gas reserves and their values, future production rats and future costs and expenses are inherently uncertain for numerous reasons, including many factors beyond the Company’s control. Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of data available and of engineering and geological interpretation and judgment. In addition, estimates of reserves may be revised based on actual production, results of subsequent exploration and development activities, prevailing commodity prices, operating cost and other factors. These revisions may be material and could materially affect future depletion, depreciation and amortization expense, dismantlement and abandonment costs, and impairment expense.

Exploration Stage Enterprise

The Company has been devoting most of its efforts to exploring for and developing its oil and gas assets and, consequently, meets the definition of AN Exploration Stage Enterprise, under the Accounting Standards Codification “Accounting and Reporting for Development Stage Enterprises.” Certain additional financial information is required to be included in the financial statements for the period from inception of the Company to the September 30, 2010 and 2011 balance sheet dates.

Cash and cash equivalents

The Company considers all highly liquid instruments with original maturity of less than 90 days to be cash equivalents.

Furniture, Fixtures & Equipment

Property and equipment are stated at cost less accumulated depreciation and are depreciated using the straight-line method over the assets’ estimated useful lives. Principal useful lives are as follows:

Oil field equipment	7 years

Normal maintenance and repairs for property and equipment are charged to expense as incurred, while significant improvements are capitalized.

In accordance with authoritative guidance on accounting for the impairment or disposal of long-lived assets, as set forth in Topic 360 of the Accounting Standards Codificationtm (the “Codification”) implemented by the Financial Accounting Standards Board (the “FASB”), the Company assesses the recoverability of the carrying value of its non-oil and gas long-lived assets when events occur that indicate an impairment in value may exist. An impairment loss is indicated if the sum of the expected undiscounted future net cash flows is less than the carrying amount of the assets. If this occurs, an impairment loss is recognized for the amount by which the carrying amount of the assets exceeds the estimated fair value of the asset.

Oil and Gas Properties

The Company follows the full cost method of accounting for oil and natural gas operations. Under this method all productive and nonproductive costs incurred in connection with the acquisition, exploration, and development of oil and natural gas reserves are capitalized on a country-by-country basis into an individual country “cost pool”. No gains or losses are recognized upon the sale or other disposition of oil and natural gas properties except in transactions that would significantly alter the relationship between capitalized costs and proved reserves (see Note 3). The costs of unevaluated oil and natural gas properties are excluded from the amortizable base until the time that either proven reserves are found or it has been determined that such properties are impaired. As properties become evaluated, the related costs are transferred to the proved oil and natural gas properties cost pool using full cost accounting.

F-5

Under the full cost method the net book value of oil and natural gas properties, less related deferred income taxes, may not exceed the estimated after-tax future net revenues from proved oil and natural gas properties, discounted at 10% (the “Ceiling Limitation”). In arriving at estimated future net revenues, estimated lease operating expenses, development costs, and certain production-related and ad valorem taxes are deducted. In calculating future net revenues, prices and costs are held constant indefinitely, except for changes that are fixed and determinable by existing contracts. Prices are determined using a simple arithmetic average of the first day of each month during the current period. The net book value is compared to the Ceiling Limitation on a quarterly and yearly basis. The excess, if any, of the net book value above the Ceiling Limitation is charged to expense in the period in which it occurs and is not subsequently reinstated.

Unit-of-production depletion is applied to capitalized costs of the full cost pool. Unit-of-production rates are based on the amount of proved reserves (both developed and undeveloped) of oil, gas and other minerals that are estimated to be recoverable from existing facilities using current operating methods.

The costs of investments in unproved properties and portions of costs associated with major development projects are excluded from the depreciation, depletion and amortization calculation until the project is evaluated.

Unproved property costs include leasehold costs, seismic costs and other costs incurred during the exploration phase. In areas where proved reserves are established, significant unproved properties are evaluated periodically, but not less than annually, for impairment. If a reduction in value has occurred, these property costs are considered impaired and are transferred to the related full cost pool. Unproved properties whose acquisition costs are not individually significant are aggregated, and the portion of such costs estimated to be ultimately nonproductive, based on experience, and is amortized to the full cost pool over an average holding period.

As of September 30, 2011 and 2010 and for the nine months then ended, the Company operated only in the United States of America

Revenue Recognition

Revenues are recognized when hydrocarbons have been delivered, the customer has taken title and payment is reasonably assured.

Taxes Associated with revenue Producing Transactions

The Company reports taxes assessed by state, local and U.S. federal governmental authorities from the production and sale of hydrocarbons on a line item under operating expenses.

Income Taxes

The Company follows the guidance of FASC 740 Income Taxes, Accounting for Uncertainty in Income Taxes, which prescribes a comprehensive model for how a company should measure, recognize, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on income tax returns.

The Company recognizes the tax benefits from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination. The tax benefits recognized in the financial statements from such positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of September 30, 2011and 2010, the Company has not taken any uncertain tax positions.

The Company is taxed as a Partnership under the provisions of the Internal Revenue Code. Consequently, the members of the Company are taxed as Partners under the provisions of the Internal Revenue Code. Therefore, no provision or liability for federal income taxes has been included in the financial statements. In addition, the state that the Company operated within during the period, Texas, does not have an income tax on the production and sale of hydrocarbons, and instead utilizes a franchise tax. Based on this, the Company has not recorded any current or deferred income taxes for the periods ended September 30, 2011 and 2010.

Major Customers

F-6

The Company has sold oil and gas production representing more than 10% of its oil and gas revenues to one purchaser.

Title to Properties

The Company's practice has been to acquire ownership or leasehold rights to oil and natural gas properties from contributions by its members. To date, the Company's current drilling operations are conducted on properties acquired from its members. Our existing rights are dependent on our members having obtained valid title to the properties. Prior to the commencement of gas drilling operations on those properties, the contributing members customarily conduct a title examination. The Company generally does not conduct examinations of title prior to obtaining its interests in its operations, but rely on representations from the members that they have good, valid and enforceable title to the oil and gas properties. Based upon the foregoing, we believe that we have satisfactory title to our producing properties in accordance with customary practices in the gas industry. The Company is not aware of any title deficiencies as of the date of these financial statements.

Asset Retirement Obligations

The Company provides for future asset retirement obligations on its resource properties and facilities based on estimates established by current legislation and industry practices. The asset retirement obligation is initially measured at fair value and capitalized as an asset retirement cost that is amortized on a straight line 15 year basis. The obligation is accreted through interest expense until it is expensed and or settled. The fair value of the obligation is estimated based on recent operations in the area and is then accreted using an expected inflation rate for oil field service costs. The Company recognizes revisions to either the timing or amount of the original estimate as increases or decreases to the asset retirement obligation.

The significant assumptions used to develop the expected liability during the period are as follows:

Average cost to remediate individual well sites: $4,000 - $7,000 (net to our interest)

Average gross salvage value expected from individual well sites remediated: $0 (net)

Expected inflation rate for oil field service costs: 5%

Risk weighted cost of credit: 8%

Average time to abandonment: 20 years

Actual retirement costs will be recorded against the obligation when incurred. Any difference between the recorded asset retirement obligation and the actual retirement costs incurred is recorded as a gain or loss in the settlement period.

Beginning balance at beginning of period	$10,030	$--
Liabilities incurred		$9,593
Liabilities settled		--
Accretion expense	$755	$437
Balance at September 30, 2011 and 2010	$10,785	$10,030

Accretion expense is recorded as interest expense in the financial statements.

Concentrations

Upon acquisition of oil and gas field interests, the Company also became a party to joint operating agreements (“JOS’s”) that define the rights and responsibilities third party operators and passive interest holders. Under the JOA, the third party operator is responsible for acquiring customers to sell the oil and gas produced and to either performing or contracting out to other third parties to perform services necessary to continue and maintain undeveloped acreage.

Concentrations of Market Risk

The future results of the company’s oil and natural gas operations will be affected by the market prices of oil and natural gas. The availability of a ready market for oil and natural gas products in the future will depend on numerous factors beyond the control of the Company, including weather, imports, marketing of competitive fuels, proximity and capacity of oil and natural gas pipelines and other transportation facilities, any oversupply or undersupply of oil, natural gas and liquid products, the regulatory environment, the economic environment, and other regional and political events, none of which can be predicted with certainty.

F-7

The Company operates in the exploration, development and production sector of the oil and gas industry. While certain of these customers and joint venture partners are affected by periodic downturns in the economy in general or in their specific segment of the oil and natural gas industry, the Company believes that its level of credit-related losses due to such economic fluctuations has been and will continue to be immaterial to the Company’s results of operations over the long-term.

Fair Value

As defined in authoritative guidance, fair value is the price that would be received to sell and asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (“exit price”). To estimate fair value, the Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated or generally unobservable.

The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities ("Level 1" measurements) and the lowest priority to unobservable inputs ("Level 3" measurements). The three levels of the fair value hierarchy are as follows:

Level 1 -- Observable inputs such as quoted prices in active markets at the measurement date for identical, unrestricted assets or liabilities.

Level 2 -- Other inputs that are observable, directly or indirectly, such as quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 -- Unobservable inputs for which there is little or no market data and which the Company makes its own assumptions about how market participants would price the assets and liabilities.

In instances in which multiple levels of inputs are used to measure fair value, hierarchy classification is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

	Fair Value	Level 1	Level 2	Level 3
Asset retirement
obligation	10,785	--	--	10,785

Recent Accounting Pronouncements

In January 2010, the FASB issued an update to the Oil and Gas Topic, which aligns the oil and natural gas reserve estimation and disclosure requirements with the requirements in the SEC’s final rule, Modernization of the Oil and Gas Reporting Requirements (the “Final Rule”). The final rule was issued on December 31, 2008. The final rule is intended to provide investors with a more meaningful and comprehensive understanding of oil and natural gas reserves, which should help investors evaluate value of oil and natural gas companies.

In January 2010, the FASB issued ASU 2010-06, “Fair value Measurements and disclosures (Topic 820): Improving Disclosures about Fair Value Measurements” (“ASU 201 0-06”). ASU 2010-06 includes new disclosures related to fair value measurements, including transfers in and out of Levels 1 and 2 and information about purchases, sales issuances and settlements for Level 3 fair value measurements. This update also clarifies existing disclosure requirements relating to levels of disaggregation and disclosures of inputs and valuation techniques. ASU 2010-06 was effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim period within those fiscal years. The Company adopted ASU 2010-06 upon issuance and such adoption did not have a material impact on the Company’s financial statements.

F-8

In December 2010, the FASB issued an accounting standard update 2010-29 that addresses the disclosure of supplementary pro forma information for business combinations. This update clarifies that when public entities are required to disclose pro forma information for business combinations that occurred in the current reporting period, the pro forma information should be presented as if the business combination occurred as of the beginning of the previous fiscal year when comparative financial statements are presented. This update is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. The Company expects the adoption of this standard will not have a material effect on its results of operation or its financial position.

NOTE 3 – OIL AND GAS PROPERTIES

Oil and gas properties consisted of the following as of September 30, 2011 and December 31, 2010:

	2011	2010
Proved properties	$--	$--
Unproved properties	1,288,702	1,119,557
	$1,288,702	$1,119,557
Accumulated depletion, depreciation and impairment	(1,025,896)	(902,288)
	$262,806	$217,269

In November 2009, the Members of the Company contributed two separate leaseholds to the Company. The Company has recorded these leaseholds at the original cost basis of the members. The two separate leaseholds are the Bateman leaseholds and the Luling-Edwards Leaseholds.

Luling Edwards – Caldwell and Guadalupe County, Texas

This field consists of approximately 4,500 gross acres (1,350 acres net). The original acquisition price of this property by the members of the Company was approximately $355,000 and the Company acquired an approximate 100% working interest and 66% net revenue interest in the leases on the field. In December 2009 through March 2010, before commencement of operations, the Company sold a partial interest in the field to three unrelated third parties. The total sales price was $1,397,500 and the Company sold 73.33% working interest and approximately 43.13% net revenue interest to the buyers and retained an approximate 26.67% working interest and 22.88% net revenue interest in the leases on the field. Because the sales price was in excess of the basis in the entire field and no reserves had yet been discovered, the field basis was reduced to zero and the remainder was recorded as a gain on the statement of operations. At the time the leasehold was contributed to the Company, no wells had yet been drilled. In March 2010, the first exploratory well program was commenced, which consisted of three horizontal wells and one salt water disposal well. All three horizontal wells were found to be dry holes. The third party operator and the Company consulted with engineers and other professionals who have been involved in successful programs on adjacent properties and they indicated that the drilling locations were not optimal in relation to the producing structures on the field. The Company determined that as of September 30, 2011 that the wells drilled were to be abandoned and fully impaired the unrecoverable costs, which amounted to $975,896. The operator salvaged certain equipment to be used in the updated 2011 drilling program that would incorporate the information provided by the engineers. At September 30, 2011 those costs have been transferred to Furniture, Fixtures and Equipment. The unproved property balance as of September 30, 2011 of $4,251 consists entirely of the asset retirement obligation associated with the abandoned wells.

Bateman – Bastrop and Caldwell County, Texas

This field consists of approximately 1,323 gross acres (1,210 acres net). The field was purchased by the members of the Company and with Chalker Energy Partners III, LP, on a 50/50 basis, which also became the operator of the field. The Company acquired a 50% working interest and approximate 37.5% net revenue interest in the field leases. The members of the Company paid an initial deposit of $625,000 to Chalker Energy Partners III, LP, who controlled the payments to the seller, towards the purchase price. The final acquisition price of this property, by the members of the Company was approximately $566,000 with a further $50,000 in acquisition related costs incurred directly by the Company. Prior to the contribution of the field, the members sold a partial interest to an unrelated third party. The sale price was in excess of the entire field acquisition cost, which resulted in the field being contributed at zero cost. The Company after the sale retained an approximate 3.345% working interest and 2.5% net revenue interest in the leases in the field. At the time the leasehold was contributed to the Company, the leasehold had approximately 63 wells, all of which had been shut in for several years prior to the field’s contribution to the Company.

F-9

Subsequent to the sale, in March, 2010, the Company and Chalker Energy Partners III, LP entered into a second purchase agreement to acquire the 20% covered working interest retained by an unrelated third party. The purchase price was $325,000 of which the Company was responsible for 50%, and resulted in the Company increasing its net revenue interest in the leases of the field to approximately 12.5%. During 2010, the operator commenced work over operations to re-establish production on 63 wells. During the 3rd and 4th quarter of 2010, limited production was restarted on 63 of the wells. The production amount from the initial work overs was not sufficient to establish proved reserves as of September 30, 2011. In the fourth quarter of 2010 the operator commenced a separate drilling program to drill 5 shallow wells. All wells were still in the drilling phase as of September 30, 2011. The operator put completion operations on hold in the first quarter of 2011 awaiting the availability of fracturing services for the wells, which work commenced in November 2011. The costs incurred as of September 30, 2011 of $258,555 was held as unproved property.

Fentress Field – Caldwell County Texas

On March 1, 2010, the Company, through an entity controlled by one of its members, entered into an initial agreement to purchase an area of mutual interest covering oil and gas leases in Caldwell County, Texas. The purchase price of the leases was $350 per acre delivered. The initial agreement required an upfront non-refundable deposit of $50,000 and closing of a definitive agreement by March 31, 2010. The Company was unable to come to a final agreement has fully impaired the cost of the non-refundable deposit.

NOTE 4 - FURNITURE, FIXTURES AND EQUIPMENT

Salvaged equipment from Luling Edwards exploration	$481,572	$401,740
Accumulated Depreciation	(126,628)	(59,887)
	$354,944	$341,853

Depreciation expense for the nine months ended September 30, 2011 and 2010 was $66,741 and $43,269, respectively. Depreciation expense for the period from inception on November 20, 2009 through September 30, 2011 was $126,628.

NOTE 5 – NOTES RECIEVABLE

During 2010 and 2011 the Company advanced $337,500 in cash, primarily from proceeds of the sale of the partial interest in the Luling-Edwards Field and paid legal expenses of $34,000 to Eagle Ford Oil Company, LLC, an entity related through common ownership. The advances through December 31, 2010 are evidenced by a promissory note dated March 15, 2011, bear an interest rate of 5% and mature on September 15, 2012. Interest income of $13,750 and $6,875 was accrued and added to the loan balances as of September 30, 2011 and September 30, 2010, respectively and in the statement of operations recognized for the nine months ended September 30, 2011 and 2010, respectively.

NOTE 6 – MERGER WITH PAN AMERICAN

In July 2011, the Company entered into an agreement to sell all of the rights, interest and obligations associated with the Luling Edwards Field for approximately $1.5 million and which was to close by November 30, 2011 to Pan American Oil Co., Inc., ("Pan American"). Subsequently the Company and Pan American entered into a verbal agreement to amend the sale to extend the closing until such time as Pan American had fully funded the amended purchase price, and to include the Bateman Field assets and to increase the purchase price to $1.7 million in cash and $3 million in preferred equity. Pan American is essentially a private shell company with no operations of its own other than raising capital and purchasing certain oil and gas assets. During August and September 2011, in anticipation of closing the transaction, Pan American advanced to the Company approximately $371,400 which was paid to Mark A. Bush Oil & Gas, Inc. to reduce the outstanding balance due for the 2010 drilling program. No interest was imputed on the balance as it was immaterial as of September 30, 2011.

F-10

NOTE 7 - RELATED PARTY TRANSACTIONS

Mark A. Bush Oil & Gas, Inc. (“MAB”) is related to the Company by common ownership and management. MAB is the operator of the Luling Edwards properties. At September 30, 2011, the amount due MAB was $1,140,405.

Through September 30, 2011, the Company was advanced $53,306 from Southoil, Inc., an entity controlled by common ownership. The advance is non-interest bearing, unsecured and due on demand. The Company has not imputed any interest due to the immaterial amount that would be recorded.

NOTE 8 – MEMBERS’ DEFICIT

The members’ deficit reflects original investments of non-producing properties, cash and payment of liabilities directly by the members on behalf of the Company of $426,337. There were two distributions totaling $900,000 to the members during the period.

NOTE 9 — COMMITMENTS AND CONTINGENCIES

General

There have been significant changes in the U.S. economy, oil and gas prices and the finance industry which have adversely affected and may continue to adversely affect the Company in its attempt to obtain financing or in its process to produce commercially feasible gas exploration or production.

Federal, state and local authorities regulate the oil and gas industry. In particular, gas and oil production operations and economies are affected by environmental protection statutes, tax statutes and other laws and regulations relating to the petroleum industry, as well as changes in such laws, changing administrative regulations and the interpretations and application of such laws, rules and regulations. The Company believes it is in compliance with all federal, state and local laws, regulations, and orders applicable to the Company and its properties and operations, the violation of which would have a material adverse effect on the Company or its financial condition.

Operating Hazards and Insurance

The gas and oil business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formation, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties, and suspension of operations.

As noted elsewhere, the Company is a passive working and net revenue interest owner and operator in the oil and gas industry. As such, the Company to date has not acquired its own insurance coverage over its passive interests in the properties, instead the Company has relied on the third party operators for its properties to maintain insurance to cover its operations.

There can be no assurance that insurance, if any, will be adequate to cover any losses or exposure to liability. Although the Company believes the policies obtained by the third party operators provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the prospect.

F-11

Title to Properties

The Company’s practice has been to acquire or have its members contribute ownership or leasehold rights to oil and natural gas properties from third parties. The Company’s existing rights are dependent on those previous third parties having obtained valid title to the Properties. Prior to the commencement of oil or gas drilling operations on those properties, the third parties customarily conduct a title examination. The Company generally does not conduct examinations of title prior to obtaining its interests in its operations, but rely on representations from the third parties that they have good, valid and enforceable title to the oil and gas properties. Based upon the foregoing, the Company believes it has satisfactory title to their producing properties in accordance with customary practices in the gas industry. The Company is not aware of any title deficiencies as of the date of these financial statements.

Potential Loss of Oil and Gas Interests/Cash Calls

The Company has agreed to be bound by the existing joint operating agreements with various operators for the drilling of oil and gas properties, and still owes certain operator payments on drilling wells. In addition, the Company might be subject to future cash calls due to (1) the drilling of any new well or wells on drilling sites; (2) rework or recompletion of a well; and (3) deepening or plugging back of dry holes, etc. If the Company does not pay delinquent amounts due or its share of future authorization for expenditures invoices, it may have to forfeit all of its rights in certain of its interests on the applicable prospects and any related profits. If one or more of the other members of the prospects fail to pay their share of the prospect costs, the Company may need to pay additional funds to protect its investments.

NOTE 10 – NON CASH DISCLOSURES NOT MADE ELSEWHERE

The members of the Company paid $625,000 on deposit for the acquisition of the Bateman field, with final closing costs apportioned to them of only $565,678. Upon contribution of the field, the members also contributed the $59,322 credit with Chalker Energy Partners III, LP.

The purchase price of the covered working interest in the Bateman field described in Note 3 of $162,500 was paid through the accounts payable with Chalker Energy Partners III, LP.

The Luling Edwards field cost of $355,000 and was contributed by the members of the Company.

Of the $1,397,500 of proceeds from the partial sale of the Luling-Edwards Field, $1,200,000 was deposited into checking accounts of entities controlled by members of the Company. Those entities paid out $900,000 of distributions to the members, paid $250,000 as an advance to Eagle Ford Oil Company and paid the finders fee for the Bateman Field acquisition.

Since inception, exploratory well costs of $1,090,348 and $481,572 of oil field equipment costs were incurred through accounts payable.

The advances by Pan American Oil Company, LLC of $371,400 during the nine months ended September 30, 2011, were made directly to MAB.

The Luling Edwards and Bateman Fields had costs associated with asset retirement obligations of $9,593.

NOTE 11 – SUBSEQUENT EVENTS

In November and December 2011, the operator completed operations on two Bateman wells started in 2010.

Four of the five wells went on test production and the Company will report proved reserves for this field as of December 31, 2011. The fifth well is awaiting determination of whether to proceed with additional recompletion efforts.

In addition, in November, 2011, Pan American entered into an agreement to acquire 80% of the Eagle Ford Oil Co., Inc.'s interest in its oil and gas leases. The agreement is contingent upon Pan American funding the entire purchase price, which is expected to occur in the first quarter of 2012. Pan American is currently in negotiations with certain publicly traded shell companies to affect a reverse merger and become a public company engaged in the oil and gas exploration and development field with the assets acquired from the Company and Eagle Ford Oil Co., Inc. The Company expects that Pan American will complete a transaction to be acquired by a public shell company in the first quarter of 2012. In November and December 2011, Pan American advanced an additional $380,000 to the Company.

F-12

Efforts to begin the new Luling Edwards drilling program were temporarily suspended during the fourth quarter of 2011 pending completion of the Pan American transaction. The Company expects the operator to begin work on the program in the first quarter of 2012.

In November and December 2011, Eagle Ford Oil Company, LLC repaid $78,000 of its prior advances from the Company.

F-13

Pan American Oil Company LLC

Financial Statements

September 30, 2011

Pan American Oil Company LLC

F-14

INDEX TO FINANCIAL STATEMENTS

Page

Condensed Balance Sheet	F-1

Condensed Statement of Operations	F-2

Condensed Statement of Cash Flows	F-3

Notes to the Unaudited Condensed Financial Statements	F-4 to F-12

F-15

PAN AMERICAN OIL COMPANY LLC

A DEVELOPMENT STAGE ENTITY

CONDENSED BALANCE SHEET - Unaudited

SEPTEMBER 30, 2011

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$39,967
Prepaid expenses	40,000
TOTAL CURRENT ASSETS	79,967

Loan to Eagle Ford Oil Co LLC	3,000
Loan to Rio Bravo Oil, LLC	371,470

TOTAL ASSETS	$454,437

LIABILITIES AND MEMBERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$10,311
TOTAL CURRENT LIABILITIES	10,311

NON CURRENT LIABILITIES
Bridge loan from ABS Energy Exploration, LLC	550,000

TOTAL LIABILITIES	560,311

Commitments and contingencies

MEMBERS’ DEFICIT ACCUMULATED IN THE DEVELOPMENT
STAGE	(105,874)
TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$454,437

See accompanying notes.

F-1

PAN AMERICAN OIL COMPANY LLC

A DEVELOPMENT STAGE ENTITY

CONDENSED STATEMENT OF OPERATIONS- Unaudited

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010 AND FOR THE PERIOD FROM INCEPTION ON MAY 16, 2003 THROUGH SEPTEMBER 30, 2011

			From Inception
			On May 16, 2003
	For the Nine Months		Through
	Ended September 30,		September 30,
	2011	2010	2011
REVENUES	-

OPERATING EXPENSES:
General and administrative	105,874	-	106,074
Total Operating expenses	105,874	-	106,074

NET LOSS	(105,874)		(106,074)

PRO FORMA INFORMATION (Unaudited)
Net (Loss)	(105,874)		(106,074)

Pro forma tax benefit	(36,000)		(36,000)

Pro Forma Net (Loss)	$(69,874)		(70,074)

See accompanying notes.

F-2

PAN AMERICAN OIL COMPANY LLC

A DEVELOPMENT STAGE ENTITY

CONDENSED STATEMENT OF CASH FLOWS - Unaudited

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 and 2010 AND FOR THE PERIOD FROM INCEPTION ON MAY 16, 2003 THROUGH SEPTEMBER 30, 2011

			From Inception
			On May 16, 2003
	Nine Months Ended		Through
	September 30		September 30,
	2011	2010	2011
CASH FLOWS FROM OPERATING ACTIVITES
Net (Loss)	$(105,874)	-	(106,074)

Adjustments to reconcile net loss to cash used in operations
Changes in assets and liabilities
Prepaid expenses	(40,000)		(40,000)
Increase in Accounts Payable	10,311		(10,311)

Net cash (used in) operations	(135,563)	-	(135,763)

CASH FLOWS FROM INVESTING ACTIVITIES
Advances to related party	(3,000)	-	(3,000)

Cash flows (used in) investing activities	(3,000)	-	(3,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Member contribution	-	-	200
Proceeds from bridge loan	178,530	-	178,530
Cash provided by financing activities	178,530	-	178,730

Increase in cash and cash equivalents	39,967	-	39,967

Cash and cash equivalents, at beginning of period	-	-	-

Cash and cash equivalents, end of period	$39,967	-	39,967

Cash paid for
Interest	--	--	--
Income Taxes	--	--	--

See accompanying notes.

F-3

NOTE 1 – DESCRIPTION OF BUSINESS

These financial statements include the accounts of Pan American Oil Company LLC (the “Company”), a Texas limited Liability Company, which was formed May 16, 2003 and based in Houston, Texas. From inception through June 2011 the entity was dormant with essentially no activity, in addition to having no assets, liabilities or equity during that period. In July 2011 the Company identified its first acquisition target in the oil and gas industry and in August 2011, the Company commenced fund raising operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The interim condensed financial statements and notes thereto of the Company have been prepared by management without audit pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. In the opinion of management, the condensed interim financial statements include all adjustments, consisting of normal recurring adjustments, as necessary for a fair statement of the results for the interim period. Although management believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including a description of significant accounting policies normally included in the financial statements prepared in accordance with accounting principles generally accepted in the U.S., have been condensed or omitted pursuant to such rules and regulations. All amounts are in U.S. dollars. The results of operations for interim periods are not necessarily indicative of the results for any subsequent quarter or the entire fiscal year ending December 31, 2011.

Cash and cash equivalents

The Company considers all highly liquid instruments with original maturity of less than 90 days to be cash equivalents.

Furniture, Fixtures & Equipment

Property and equipment are stated at cost less accumulated depreciation and are depreciated using the straight-line method over the assets’ estimated useful lives.

Normal maintenance and repairs for property and equipment are charged to expense as incurred, while significant improvements are capitalized.

In accordance with authoritative guidance on accounting for the impairment or disposal of long-lived assets, as set forth in Topic 360 of the Accounting Standards Codificationtm (the “Codification”) implemented by the Financial Accounting Standards Board (the “FASB”), the Company assesses the recoverability of the carrying value of its non-oil and gas long-lived assets when events occur that indicate an impairment in value may exist. An impairment loss is indicated if the sum of the expected undiscounted future net cash flows is less than the carrying amount of the assets. If this occurs, an impairment loss is recognized for the amount by which the carrying amount of the assets exceeds the estimated fair value of the asset.

Oil and Gas Properties

The Company will follow the full cost method of accounting for oil and natural gas operations upon their acquisition. Under this method all productive and nonproductive costs incurred in connection with the acquisition, exploration, and development of oil and natural gas reserves are capitalized on a country-by-country basis into an individual country “cost pool”. No gains or losses are recognized upon the sale or other disposition of oil and natural gas properties except in transactions that would significantly alter the relationship between capitalized costs and proved reserves (see Note 3). The costs of unevaluated oil and natural gas properties are excluded from the amortizable base until the time that either proven reserves are found or it has been determined that such properties are impaired. As properties become evaluated, the related costs are transferred to the proved oil and natural gas properties cost pool using full cost accounting.

F-4

Under the full cost method the net book value of oil and natural gas properties, less related deferred income taxes, may not exceed the estimated after-tax future net revenues from proved oil and natural gas properties, discounted at 10% (the “Ceiling Limitation”). In arriving at estimated future net revenues, estimated lease operating expenses, development costs, and certain production-related and ad valorem taxes are deducted. In calculating future net revenues, prices and costs are held constant indefinitely, except for changes that are fixed and determinable by existing contracts. Prices are determined using a simple arithmetic average of the first day of each month during the current period. The net book value is compared to the Ceiling Limitation on a quarterly and yearly basis. The excess, if any, of the net book value above the Ceiling Limitation is charged to expense in the period in which it occurs and is not subsequently reinstated.

Unit-of-production depletion is applied to capitalized costs of the full cost pool. Unit-of-production rates are based on the amount of proved reserves (both developed and undeveloped) of oil, gas and other minerals that are estimated to be recoverable from existing facilities using current operating methods.

The costs of investments in unproved properties and portions of costs associated with major development projects are excluded from the depreciation, depletion and amortization calculation until the project is evaluated.

Unproved property costs include leasehold costs, seismic costs and other costs incurred during the exploration phase. In areas where proved reserves are established, significant unproved properties are evaluated periodically, but not less than annually, for impairment. If a reduction in value has occurred, these property costs are considered impaired and are transferred to the related full cost pool. Unproved properties whose acquisition costs are not individually significant are aggregated, and the portion of such costs estimated to be ultimately nonproductive, based on experience, and is amortized to the full cost pool over an average holding period.

Revenue Recognition

Revenues are recognized when hydrocarbons have been delivered, the customer has taken title and payment is reasonably assured.

Taxes Associated with revenue Producing Transactions

The Company reports taxes assessed by state, local and U.S. federal governmental authorities from the production and sale of hydrocarbons within net revenues.

Income Taxes

The Company follows the guidance of FASC 740 Income Taxes, Accounting for Uncertainty in Income Taxes, which prescribes a comprehensive model for how a company should measure, recognize, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on income tax returns.

The Company recognizes the tax benefits from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination. The tax benefits recognized in the financial statements from such positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of September 30, 2011, the Company has not taken any uncertain tax positions.

F-5

The Company is taxed as a Partnership under the provisions of the Internal Revenue Code. Consequently, the members of the Company are taxed as Partners under the provisions of the Internal Revenue Code. Therefore, no provision or liability for federal income taxes has been included in the financial statements. In addition, the state that the Company operated within during the period, Texas, does not have an income tax on the production and sale of hydrocarbons, and instead utilizes a franchise tax. Based on this, the Company has not recorded any current or deferred income taxes for the periods ended September 30, 2011.

Title to Properties

The Company's expects to acquire ownership or leasehold rights to oil and natural gas properties from various sources. Future drilling and production rights will be dependent on our members having obtained valid title to the properties. The Company generally does not conduct examinations of title prior to obtaining its interests in its operations, but rely on representations from the members that they have good, valid and enforceable title to the oil and gas properties.

Asset Retirement Obligations

The Company will provide for future asset retirement obligations on its resource properties and facilities based on estimates established by current legislation and industry practices. The asset retirement obligation is initially measured at fair value and capitalized as an asset retirement cost depleted over the life of the corresponding wells. The obligation is accreted through interest expense until it is expensed and or settled. The fair value of the obligation is estimated based on recent operations in the area and is then accreted using an expected inflation rate for oil field service costs. The Company recognizes revisions to either the timing or amount of the original estimate as increases or decreases to the asset retirement obligation.

Actual retirement costs will be recorded against the obligation when incurred. Any difference between the recorded asset retirement obligation and the actual retirement costs incurred is recorded as a gain or loss in the settlement period.

Concentrations of Market Risk

The future results of the company’s oil and natural gas operations will be affected by the market prices of oil and natural gas. The availability of a ready market for oil and natural gas products in the future will depend on numerous factors beyond the control of the Company, including weather, imports, marketing of competitive fuels, proximity and capacity of oil and natural gas pipelines and other transportation facilities, any oversupply or undersupply of oil, natural gas and liquid products, the regulatory environment, the economic environment, and other regional and political events, none of which can be predicted with certainty.

Fair Value

As defined in authoritative guidance, fair value is the price that would be received to sell and asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (“exit price”). To estimate fair value, the Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated or generally unobservable.

The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities ("Level 1" measurements) and the lowest priority to unobservable inputs ("Level 3" measurements). The three levels of the fair value hierarchy are as follows:

F-6

Level 1 -- Observable inputs such as quoted prices in active markets at the measurement date for identical, unrestricted assets or liabilities.

Level 2 -- Other inputs that are observable, directly or indirectly, such as quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 -- Unobservable inputs for which there is little or no market data and which the Company makes its own assumptions about how market participants would price the assets and liabilities.

In instances in which multiple levels of inputs are used to measure fair value, hierarchy classification is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

NOTE 3 – GOING CONCERN

In the nine months ended September 30, 2011 the Company commenced fundraising operations and also identified its first acquisition target. At September 30, 2011 the Company had unrestricted cash and cash equivalents available for general corporate use of approximately $40,000. The Company will not be able to produce sufficient working capital from its current operations and may have to make cutbacks in its operations if its unable to find sufficient financing sources. There are no assurances the Company could raise additional sources of equity financing or debt financing. Consequently, the aforementioned items raise substantial doubt about the Company’s ability to continue as a going concern.

We currently do not have sufficient cash on hand to support our operations into 2012. In order to fund our planned acquisition and capital expenditure program and to continue our operations, we need to raise substantial funds. As noted elsewhere we are pursuing raising additional funds through private placements of our equity or debt securities.

The Company’s ability to continue as a going concern is dependent upon raising capital through debt and equity financing on terms desirable to the Company. If the Company is unable to obtain additional funds when they are required or if the funds cannot be obtained on terms favorable to the Company, management will be required to delay, scale back or eliminate its well development program or even be required to relinquish its interest in the properties or in the extreme situation, cease operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s revenue, profitability and future growth are substantially dependent upon the prevailing and future prices for oil and natural gas, which are dependent upon numerous factors beyond their control such as economic, political and regulatory developments and competition from other energy sources. The energy markets have historically been very volatile and there can be no assurance that oil and natural gas prices will not be subject to wide fluctuations in the future. A substantial or extended decline in oil and natural gas prices could have a material adverse effect on the Company’s financial position, results of operations, cash flows and quantities of oil and natural gas reserves that may be economically produced.

Estimates of oil and natural gas reserves and their values, future production rats and future costs and expenses are inherently uncertain for numerous reasons, including many factors beyond the Company’s control. Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of data available and of engineering and geological interpretation and judgment. In addition, estimates of reserves may be revised based on actual production, results of subsequent exploration and development activities, prevailing commodity prices, operating cost and other factors. These revisions may be material and could materially affect future depletion, depreciation and amortization expense, dismantlement and abandonment costs, and impairment expense.

F-7

NOTE 4 – MERGER WITH RIO BRAVO OIL COMPANY LLC

In July 2011, the Company entered into an agreement to purchase all of the rights, interest and obligations of Rio Bravo Oil Company, LLC which were associated with the Luling Edwards Field for approximately $1.5 million in cash and which was to close by November 30, 2011. Subsequently Rio Bravo and the Company amended the agreement to extend the closing until on or before March 1, 2012 and to include an option for the Company to elect to acquire the Bateman Field assets by March 31, 2012 for a purchase price of $375,000. During August and September 2011, in anticipation of closing the transaction, the Company advanced to Rio Bravo Oil Company, LLC $371,470 which was paid to a third party operator and related party, Mark A. Bush Oil & Gas, Inc., in order to reduce the outstanding balance due from Rio Bravo Oil, LLC for a 2010 drilling program. No interest was imputed on the balance as it was immaterial as of September 30, 2011. The Merger was consummated on February 11, 2012.

NOTE 5 - LOAN TO EAGLE FORD OIL COMPANY LLC

In September 2011, the Company made an unsecured advanced of $3,000 to Eagle Ford Oil Company, LLC, a related party through common ownership.

NOTE 6 – BRIDGE LOANS

Through September 30, 2011, the Company was advanced $550,000 from ABS Energy Exploration, LLC. The advance is structured as a 6% per annum interest bearing, unsecured promissory note which is due on demand. The Company has not imputed any interest due to the immaterial amount that would be recorded.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

General

There have been significant changes in the U.S. economy, oil and gas prices and the finance industry which have adversely affected and may continue to adversely affect the Company in its attempt to obtain financing or in its process to produce commercially feasible gas exploration or production.

Federal, state and local authorities regulate the oil and gas industry. In particular, gas and oil production operations and economies are affected by environmental protection statutes, tax statutes and other laws and regulations relating to the petroleum industry, as well as changes in such laws, changing administrative regulations and the interpretations and application of such laws, rules and regulations. The Company believes it is in compliance with all federal, state and local laws, regulations, and orders applicable to the Company and its properties and operations, the violation of which would have a material adverse effect on the Company or its financial condition.

Operating Hazards and Insurance

The gas and oil business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formation, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties, and suspension of operations.

As noted elsewhere, the Company is a passive working and net revenue interest owner and operator in the oil and gas industry. As such, the Company to date has not acquired its own insurance coverage over its passive interests in the properties, instead the Company has relied on the third party operators for its properties to maintain insurance to cover its operations.

F-8

There can be no assurance that insurance, if any, will be adequate to cover any losses or exposure to liability. Although the Company believes the policies obtained by the third party operators provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the prospect.

Title to Properties

The Company’s expects to acquire or have its members contribute ownership or leasehold rights to oil and natural gas properties from third parties. The Company’s existing rights are dependent on those previous third parties having obtained valid title to the Properties. Prior to the commencement of oil or gas drilling operations on those properties, the third parties customarily conduct a title examination. The Company generally does not conduct examinations of title prior to obtaining its interests in its operations, but rely on representations from the third parties that they have good, valid and enforceable title to the oil and gas properties. Based upon the foregoing, the Company believes it has satisfactory title to their producing properties in accordance with customary practices in the gas industry. The Company is not aware of any title deficiencies as of the date of these financial statements.

Potential Loss of Oil and Gas Interests/Cash Calls

The Company, upon acquisition of an oil and gas interest, will become bound by the existing joint operating agreements with various operators for the drilling of oil and gas properties. In addition, the Company might be subject to future cash calls due to (1) the drilling of any new well or wells on drilling sites; (2) rework or recompletion of a well; and (3) deepening or plugging back of dry holes, etc. If the Company does not pay delinquent amounts due or its share of future authorization for expenditures invoices, it may have to forfeit all of its rights in certain of its interests on the applicable prospects and any related profits. If one or more of the other members of the prospects fail to pay their share of the prospect costs, the Company may need to pay additional funds to protect its investments.

NOTE 8 – NON CASH DISCLOSURES NOT MADE ELSEWHERE

The advances to Rio Bravo by the Company of $371,470 during the nine months ended September 30, 2011, were made directly to Mark A Bush Oil and Gas, Inc., the third party operator of the Luling Edwards field and a related party to the Company.

NOTE 9 – SUBSEQUENT EVENTS

In November, 2011, the Company entered into an agreement to acquire 80% of the Eagle Ford Oil Co., Inc.'s interest in its oil and gas leases, which it acquired in March 2011 from the bankruptcy estate of Caltex Capital Resources, Inc., a wholly owned subsidiary of Caltex Swabbing Company. Those leases cover approximately 2,500 acres in Caldwell County, Texas and hold rights to all formations except for the Edwards formation, in addition the acquisition comes with 518 well bores which primarily are completed in the Austin Chalk formation. The purchase price of the interest is $1,500,000 and the assumption of all of Seller's liability, carried over from the original purchase out of bankruptcy, associated to the holders of Allowed Option "B" Class VII Unsecured Claims up to the amount of $1,000,000, payable in $5,000 per well drilled installments with any remaining amount up to the $1 million threshold payable in March 2016. Closing of the transaction is contingent upon the delivery audited financial statements of Eagle Ford Oil Co, Inc. and the Company funding the entire purchase price, which is expected to occur in the first quarter of 2012.

From October 1, 2011 through February 8, 2012, the Company advanced an additional $380,000 to Rio Bravo Oil, LLC and $591,000 to Eagle Ford Oil Company. In December 2011, Eagle Ford Oil Company, Inc. repaid $100,000 to the Company.

F-9

From October 1, 2011 through February 8, 2012, the Company borrowed an additional $950,000 from ABS Energy Exploration, LLC under similar terms to its borrowings as of September 30, 2011. In February 2012, the Company repaid $200,000 of earlier advances.

In November 2011, the Company borrowed $600,000 from GS Izzy, LLC and issued promissory notes with essentially the same terms as those issued to ABS Energy Exploration, LLC.

In November 2011, the Company entered into a purchase and sale agreement with Fortune Equipment, Ltd. to acquire its 2% carried working interest in the Luling Edwards formation. The purchase price was $150,000 in cash plus the contingent delivery of $500,000 of preferred stock to be issued in the event the Company’s oil and gas interests are sold to a public company.

In November 2011, the Company entered into a purchase and sale agreement with Monitor Energy Partners, LP to acquire its 30% working interest and 18.75% net revenue interest in the Luling Edwards formation. The purchase price of the interest was $150,000 in cash.

In December 2011, the Company was advanced on an unsecured basis $86,000 by South Oil, Inc. a company related through common ownership and repaid $25,000 of those advances.

In January and February 2012, the Company borrowed approximately $656,000 from Rio Bravo Oil, Inc. (formerly Soton Holdings, Inc.). The Company issued two unsecured promissory notes for the $656,000 with a maturity date of June 30, 2012 and interest at the rate of 10% per annum.

On February 13, 2012, Rio Bravo Oil, Inc., (formerly Soton Holdings, Inc.) will execute it share merger agreement with Pan American Oil Company, LLC. Pan American will exchange its outstanding membership interests for the issuance of 5,500,000 of Rio Bravo’s Series A preferred shares (post split), the assumption of $2,661,000 of promissory notes and unsecured loans (a value equivalent to the purchase price of $2,000,000.00, plus reimbursement of certain audit, legal fees and other expenses related to the consummation of this transaction), and the assumption of $350,000 in short term liabilities.

Through acquisition of Pan American, Rio Bravo Oil, Inc. assumed an agreement to acquire approximately 2,500 acres in Caldwell County, Texas from Eagle Ford Oil Co., Inc. The leasehold has rights to all formations except the Edwards formation, which Rio Bravo Oil, Inc. previously obtained through Pan American’s acquisition of Rio Bravo Oil, LLC. The purchase price for the leasehold is $1,800,000. The transaction is subject to the provision of audited financial statements by Eagle Ford Oil Co., Inc. The conclusion of the acquisition will cause the company to assume an obligation of $1 million which is part of the acquisition of the Caltex leasehold and is due and payable at $5,000 per new well drilled or recompleted, with any remaining balance due and payable within 48 months.

F-10